BARNES GROUP INC.
STOCK AND INCENTIVE AWARD PLAN
as amended on March 15, 2010

Preamble

The Plan, as amended on March 15, 2010, which is set forth below, is intended to apply to Awards that are granted on or after that date as well as to Awards that were granted before that date that are outstanding on that date (“Outstanding Awards”), except for Outstanding Awards that were earned and vested (within the meaning of Treasury Regulation section 1.409A-6(a)(2)) on December 31, 2004 (“Grandfathered Awards”). Unless a Grandfathered Award is amended to incorporate by reference the terms and conditions of the Plan as amended on and after December 31, 2008, Grandfathered Awards shall continue on and after that date to be subject to the terms and conditions of the Plan as in effect before December 31, 2008, as if the Plan had not been amended on that date.

The Plan as amended on March 15, 2010 is effective on that date. However, any provision of the Plan as so amended to the contrary notwithstanding, if any provision of the Plan as so amended would change the time or form of payment of any amount that is payable under the Plan as in effect before that date, such provision shall “apply only to amounts that would not otherwise be payable in 2008” within the meaning of paragraph .02 of §3 of Notice 2006-79 as modified by Section 3.01(B)(1) of Notice 2007-86, and shall be administered, interpreted and construed accordingly.

1.Purposes. The purposes of this Plan are (a) to provide competitive incentives that will enable the Company to attract, retain, motivate and reward persons who render services that benefit the Company or other enterprises in which the Company has a significant interest, and (b) to align the interests of such persons with the interests of the Company’s shareholders generally.

2.Definitions. Unless otherwise required by the context, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

(a)“Allied Enterprise” means a business enterprise, other than the Company or a Subsidiary, in which the Committee determines the Company has a significant interest, contingent or otherwise.

(b)“Appreciation-Only Award” means (i) Options and Stock Appreciation Rights the exercise price of which is equal to at least 100% of Fair Market Value on the date on which the Options or Stock Appreciation Rights are granted, and (ii) Linked Stock Appreciation Rights that are granted as an alternative to the related Option after the date of grant of such Option, the exercise price of which Stock Appreciation Rights is equal to at least 100% of Fair Market Value on the date on which such Option was granted.

(c)	“Award” means an award granted under this Plan in one of the forms provided for in Section 3(a).

(d)“Beneficiary” means a person or entity (including but not limited to a trust or estate), designated in writing by a Service Provider or other rightful holder of an Award, on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom such Service Provider’s or other rightful holder’s rights under the Plan shall pass in the event of the death of such Service Provider or other rightful holder. In the event that the person or entity so designated is not living or in existence at the time of the death of the Service Provider or other rightful holder of the Award, or in the event that no such person or entity has been so designated, the “Beneficiary” shall mean the legal representative of the estate of the Service Provider or other rightful holder, or the person or entity to whom the Service Provider’s or other rightful holder’s rights with respect to the Award pass by will or the laws of descent and distribution.

(e)	“Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(f)	“Change in Control” means that any of the following events has occurred:

(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or
(ii)    the following individuals cease for any reason to constitute a majority of the number of directors serving on the Board: individuals who, at the beginning of any period of two consecutive years (not including any period prior to the Effective Date), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)    there is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or
(iv)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of the foregoing provisions of this Section 2(f),

(A)    the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act;

(B)	the term “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and

(C)    the term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) any member of the Barnes family (by blood or marriage) or any entity for the benefit of, or controlled by, a member of the Barnes family (by blood or marriage), (ii) the Company or any of its subsidiaries, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or (v) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(g)“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions of the Code.

(h)“Committee” means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 12(a) below.

(i)	“Common Stock” means common stock of the Company, par value $.01 per share.

(j)“Company” means Barnes Group Inc., a Delaware corporation, and, except for purposes of determining under Section 2(f) hereof whether or not a Change in Control has occurred, shall include its successors.

(k)“Dividend Equivalents” means a right granted subject to and in accordance with the provisions of Section 5.III. and the other applicable provisions of the Plan (including, without limitation, Section 9).

(l)“Dollar-Denominated Awards” means Performance Unit Awards and any other Incentive Award the amount of which is based on a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock). Options and Stock Appreciation Rights are not Dollar-Denominated Awards.

(m)“Effective Date” means the first date (if any) on which the shareholders of the Company approve the Plan either (i) at a duly held stockholders’ meeting, or (ii) by the written consent of the holders of a majority of the securities of the Company entitled to vote, in accordance with any applicable provisions of the Delaware General Corporation Law.

(n)“Employee” means any person who is employed by the Company or a Subsidiary on a full-time or part-time basis, including an officer or director if he is so employed.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)	“Fair Market Value” on a particular date means as follows:

(i)    If the principal market for the Common Stock is a national securities exchange or The NASDAQ Stock Market, the mean between the highest and lowest sale prices per share of Common Stock in trading on such date as reported by Reuters or another source designated by the Committee; or
(ii)    If the principal market for the Common Stock is not a national securities exchange or The NASDAQ Stock Market, the mean between the highest and lowest sale prices per share of Common Stock in trading on such date in the over-the-counter market, as reported by the NASDAQ OTC Bulletin Board, the National Quotation Bureau or such other system then providing quotations with regard to trades in the Common Stock or, if on such date the Common Stock is publicly traded but not quoted by any such system, the mean between the highest bid and lowest asked prices per share of Common Stock on such date as furnished by a professional market maker making a market in the Common Stock; or

(iii)    If in (i) or (ii) above, as applicable, there were no sales on such date reported as provided above, the mean between the respective prices on the most recent prior day for which sales were so reported.

If the foregoing method of determining fair market value should be inconsistent with Section 422, Section 162(m)(4)(C) or any other provision of the Code, then, with respect to Awards (including in particular but not limited to Incentive Stock Options) and transactions that are intended by the Committee to satisfy Section 422, Section 162(m)(4)(C) or any other provision of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with Section 422, Section 162(m)(4)(C) or such other provision of the Code and shall mean the value as so determined.

(q)	“General Counsel” means the General Counsel of the Company serving from time to time.

(r)“Incentive Award” means an amount of money that is paid or a number of shares of Common Stock that are issued, or a right to be paid an amount of money or to be issued a number of shares of Common Stock that is granted, subject to and in accordance with Section 5 and the other applicable provisions of the Plan (including, without limitation, Section 4 and Section 9). The term “Incentive Award” does not include Options or Stock Appreciation Rights.

(s)“Incentive Stock Option” means an option, including an Option as the context may require, intended to meet the requirements of Section 422 of the Code.

(t)“Linked Stock Appreciation Rights” means Stock Appreciation Rights that are linked to all or any part of an Option, subject to and in accordance with Section 8(a), 8(b) and the other applicable provisions of the Plan (including, without limitation,
Section 9).

(u)“Non-Statutory Stock Option” means an option, including an Option as the context may require, which is not intended to be an Incentive Stock Option.

(v)“Option” means an option granted under this Plan to purchase shares of Common Stock. Options may be Incentive Stock Options or Non-Statutory Stock Options.

(w)“Performance-Based Compensation” means compensation that satisfies the requirements applicable to “performance- based compensation” under Code Section 162(m)(4)(C).

(x)“Performance Share Award” means a right granted subject to and in accordance with Section 5 and the other applicable provisions of the Plan (including, without limitation, Section 5.II., 5.II.(d), 6(e) and Section 9) to receive a specified number of shares of Common Stock, and/or an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock, at a future time or times if a specified performance goal is attained and any other terms and conditions set forth in the written instrument documenting the Performance Share Award are satisfied.

(y)“Performance Unit Award” means a right granted subject to and in accordance with Section 5 and the other applicable provisions of the Plan (including, without limitation, Section 5.II., 5.II.(d), 6(e) and Section 9) to receive a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock), or shares of Common Stock having a Fair Market Value equal to such specified amount of money, at a future time or times if a specified performance goal is attained and any other terms and conditions set forth in the written instrument documenting the Performance Unit Award are satisfied.

time.

(z)	“Plan” means the Barnes Group Inc. Stock and Incentive Award Plan set forth in these pages, as amended from time to

(aa) “Prior Plan” means the 1991 Barnes Group Stock Incentive Plan approved by stockholders of the Company at the 1991 Annual Meeting of Stockholders, as amended and in effect from time to time.

(bb) “Prior Program” means the Barnes Group Inc. Employee Stock and Ownership Program approved by stockholders of the Company at the 2000 Annual Meeting of Stockholders, as amended and in effect from time to time.

(cc) [RESERVED]

(dd) “Restricted Stock Award” means shares of Common Stock which are issued to a Service Provider in accordance with Section 5.I. and the other applicable provisions of the Plan (including, without limitation, Section 9) subject to restrictions and/or forfeiture provisions specified by the Committee that will cease to apply at a future time or times if continued employment conditions and/or other terms and conditions set forth in the written instrument documenting the Restricted Stock Award are satisfied.

(ee) “Restricted Stock Unit Award” means shares of Common Stock that will be issued to a Service Provider at a future time or times subject to and in accordance with Section 5.I. below and the other applicable provisions of the Plan (including, without limitation, Section 9) if continued employment conditions and/or other terms and conditions set forth in the written instrument documenting the Restricted Stock Unit Award are satisfied.

(ff) “SEC Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

(gg) “Section 16 Person” means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

(hh) “Service Provider” means a person who renders, has rendered or who the Committee expects to render services that benefit or will benefit the Company or a Subsidiary or an Allied Enterprise, in the capacity of employee, director, independent contractor, agent, advisor, consultant, representative or otherwise, and includes but is not limited to (i) Employees, (ii) personal service corporations, limited liability companies and similar entities through which any such person renders, has rendered or is expected to render such services, and (iii) members of the Board who are not Employees.

(ii) “Stock Appreciation Right” means a right granted subject to and in accordance with Section 8 and the other applicable provisions of the Plan (including, without limitation, Section 9).

(jj) “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term “Subsidiary” shall mean a Subsidiary (as defined by the preceding clause) which is also a “subsidiary corporation” as defined in Section 424(f) of the Code.

3.	Grants of Awards

(a)Subject to the provisions of the Plan, the Committee may at any time, and from time to time, grant the following types of awards to any Service Provider:
(i)    Incentive Awards, which may but need not be in the form of Dividend Equivalents, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, or Restricted Stock Unit Awards;

(ii)	Options; and

(iii)	Stock Appreciation Rights.

Any provision above of this Section 3(a) to the contrary notwithstanding, the Committee may grant Incentive Stock Options only to Service Providers who are Employees.

(b)	After an Award has been granted,

(i)    the Committee may waive any term or condition thereof that could have been excluded from such Award when it was granted, and
(ii)    with the written consent of the affected participant, may amend any Award after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Award when it was granted unless this Plan indicates when such provision may be included in (or excluded from) such Award, in which case such Award may be amended to include (or exclude) such provision only when this Plan indicates such provision may be included in (or excluded from) such Award, and no additional consideration need be received by the Company in exchange for such waiver or amendment; provided that, notwithstanding the foregoing, the Committee may not waive any term or condition pursuant to clause (i) above or include (or exclude) any provision pursuant to clause (ii) above if doing so would—(A) be inconsistent with any other provision of this Plan, or
(B) cause an Option or Stock Appreciation Right that the Committee intends when it grants the Option or Stock Appreciation Right to qualify as an Option or Stock Appreciation Right that “does not provide for a deferral of compensation” within the meaning of

Treasury Regulation section 1.409A-1(b)(5)(i)(A) or 1.409A-1(b)(5)(i)(B), to fail to qualify as such, or (C) constitute an acceleration or deferral of compensation that violates Section 409A of the Code, or would otherwise violate Section 409A of the Code, or
(D) cause an Award that is intended to qualify for an exclusion from Section 409A of the Code to fail to so qualify, or (E) cause an Award which is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code to fail to qualify as such.

(c)The Committee may (but need not) grant any Award linked to another Award, including, without limitation, Options linked to Stock Appreciation Rights, Dividend Equivalents linked to Options or Stock Appreciation Rights, and Dividend Equivalents linked to other Incentive Awards. Linked Awards may be granted as either alternatives or supplements to one another. The terms and conditions of any such linked Awards shall be determined by the Committee, subject to the provisions of the Plan.

(d)No Service Provider may exercise any rights in or to or with respect to any Award unless and until a written instrument (in paper or electronic form) approved by a duly authorized officer of the Company and setting forth the terms and conditions of the Award is delivered or made available to the Service Provider by the Company and is returned to the designated Company representative subscribed by the Service Provider within the time, if any, prescribed therefor by the Committee or its delegate. Any such instrument shall be consistent with this Plan and incorporate it by reference. The foregoing provisions of this Section 3(d) are intended to impose a condition governing the exercise of an Award, and not a condition on the granting of the Award (within the meaning of Treasury Regulation sections 1.409A-1(b)(5)(vi)(B)(2) & (3) and 1.421-1(c)(2) & (3)). Subscribing such instrument and returning it to the Company, or accepting any benefits under the Award, shall constitute the Service Provider’s irrevocable agreement to and acceptance of the terms and conditions of the Award set forth in such instrument and the terms and conditions of the Plan applicable to such Award.

(e)	[RESERVED]

(f)The Committee may grant Awards that qualify as Performance-Based Compensation, as well as Awards that do not qualify as Performance-Based Compensation. Any provision of the Plan to the contrary notwithstanding, the Plan shall be interpreted, administered and construed to permit the Committee to grant Awards that qualify as Performance-Based Compensation as well as Awards that do not so qualify, and any provision of the Plan that cannot be so interpreted, administered or construed shall to that extent be disregarded.

(g)The Plan is intended to enable the Committee to grant Options that qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code, as well as Options and other Awards that do not qualify for such tax treatment. Any provision of the Plan to the contrary notwithstanding, the Plan shall be interpreted, administered and construed to enable the Committee to grant Options that qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code as well as Options and other Awards that do not qualify for such tax treatment, and any provision of the Plan that cannot be so interpreted, administered or construed shall to that extent be disregarded.

4.	Stock Subject to this Plan; Award Limits

(a)Subject to the provisions below of Sections 4(c) and 4(d) and Section 10,

(i)    the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards is 5,700,000 shares of Common Stock, plus (A) the number of shares of Common Stock, if any, that remain available on the Effective Date for grants of awards under the Prior Plan, plus (B) the number of shares of Common Stock, if any, that remain available on the Effective Date for grants of awards under the Prior Program, plus (C) the number of shares of Common Stock that become available after the Effective Date for grants of awards under either the Prior Plan or the Prior Program pursuant to the terms of the Prior Plan or the Prior Program, less (D) the number of shares of Common Stock necessary to satisfy any awards that the Company is obligated to grant under either the Prior Plan or the Prior Program after the Effective Date pursuant to agreements in force prior to the Effective Date which are not amended to provide for the awards to be granted under the Plan. Not more than 50% of such maximum aggregate number of shares may be issued pursuant to Awards that are not Appreciation-Only Awards, and not more than 950,000 of such maximum aggregate number of shares may be issued pursuant to Options that are Incentive Stock Options; and
(ii)    the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any Employee or other Service Provider is 1,000,000 shares of Common Stock; and

(iii)	the maximum number of shares of Common Stock with respect to which any and all Awards other than Appreciation-

Only Awards and Dollar-Denominated Awards may be granted in any one calendar year to any Employee or other Service Provider is 500,000 shares of Common Stock; and
(iv)    no Employee or other Service Provider may receive more than seven million dollars (or the equivalent thereof in shares of Common Stock, based on Fair Market Value on the date as of which the number of shares is determined) in payment of Dollar-Denominated Awards that are granted to such Employee or other Service Provider in any one calendar year.

If, after any Award is earned or exercised, the issuance or transfer of shares of Common Stock or payment of money is deferred, any amounts equivalent to dividends or other earnings during the deferral period (including shares which may be distributed in payment of any such amounts) shall be disregarded in applying the per Employee or other Service Provider limitations set forth above in clauses (ii), (iii) and (iv) of this Section 4(a).

If, in connection with an acquisition of another company or all or part of the assets of another company by the Company or a Subsidiary, or in connection with a merger or other combination of another company with the Company or a Subsidiary, the Company either (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then the stock options or other stock incentive obligations so assumed or granted in substitution by the Company shall not be granted (or be deemed granted) under the Plan and therefore none of the shares of Common Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Company shall be charged against the limitations set forth in this Section 4(a) above.

(b)Shares which may be issued pursuant to Awards may be authorized but unissued shares of Common Stock, shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise, or shares issued or transferred to, or otherwise acquired by, a trust or other legal entity pursuant to Section 13(d) below, as the Committee may from time to time determine, provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued or transferred to a trust or other legal entity pursuant to Section 13(d) below or to a Service Provider or other rightful holder of an Award in accordance with the terms and conditions of such Award, be and at all times remain treasury shares of the Company, irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

(c)Subject to Section 4(e) below, the maximum aggregate number of shares set forth in Section 4(a)(i) above shall be charged only for the number of shares which are actually issued under the Plan; if any shares of Common Stock subject to an Award shall not be issued to a Service Provider and shall cease to be issuable to a Service Provider because of the termination, expiration, forfeiture or cancellation, in whole or in part, of such Award or the settlement of such Award in cash or for any other reason, or if any such shares shall, after issuance, be reacquired by the Company because of a Service Provider's failure to comply with the terms and conditions of an Award, the shares not so issued, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitations provided for in Section 4(a)(i) above and may again be made subject to Awards.

(d)Subject to Section 4(e) below, if the purchase price of shares subject to an Option is paid in shares of Common Stock in accordance with the provisions of clause (iv) of Section 7(b) below, or if shares of Common Stock that are issued or issuable pursuant to an Award are withheld by the Company in accordance with Section 13(f) below in full or partial satisfaction of withholding taxes due in respect of the Award or due in respect of the grant, exercise, vesting, distribution or payment of the Award, the number of shares surrendered to the Company in payment of the purchase price of the shares subject to the Option, or the number of shares that are withheld by the Company in payment of such withholding taxes, shall be added back to the maximum aggregate number of shares which may be issued pursuant to Awards under Section 4(a)(i) above, so that the maximum aggregate number of shares which may be issued pursuant to Awards under Section 4(a)(i) above shall have been charged only for the net number of shares that were issued by the Company pursuant to the Option exercise or the Award.

(e)If and to the extent that the General Counsel determines that Section 4(c) or Section 4(d) above or Section 8(f) below shall cause the Company or the Plan to fail to satisfy the rules or listing standards of the New York Stock Exchange as in effect from time to time, or shall prevent Incentive Stock Options granted under the Plan from qualifying as Incentive Stock Options under Code Section 422, then to that extent (and only to that extent) Section 4(c), Section 4(d) or Section 8(f) shall be disregarded. For example, if the General Counsel determines that one or more of the aforementioned Sections of the Plan will prevent Incentive Stock Options granted under the Plan from qualifying as Incentive Stock Options under Code Section 422 if such Sections of the

Plan are applied in determining the number of shares of Common Stock that are available from time to time to be issued pursuant to Options that are Incentive Stock Options, and determines that such Sections of the Plan will not prevent Incentive Stock Options granted under the Plan from qualifying as Incentive Stock Options under Code Section 422 if such Sections of the Plan are applied in determining the number of shares of Common Stock that are available from time to time to be issued pursuant to Options that are Non-Statutory Stock Options or other Awards that are not Incentive Stock Options, then such Sections of the Plan shall be disregarded for purposes of determining the number of shares of Common Stock that are available from time to time to be issued pursuant to Options that are Incentive Stock Options, but not for purposes of determining the number of shares of Common Stock that are available from time to time to be issued pursuant to Options that are Non-Statutory Stock Options or other Awards that are not Incentive Stock Options.

5.	Incentive Awards

I.    Generally. Except as otherwise provided in Section 13(e), Incentive Awards shall be subject to the following provisions:

(a)    Incentive Awards may be granted in lieu of, or as a supplement to, any other compensation that may have been earned by the Service Provider prior to the date on which the Incentive Award is granted. The amount of an Incentive Award may be based upon (i) a specified number of shares of Common Stock or the Fair Market Value of a specified number of shares of Common Stock, or (ii) an amount of money not determined by reference to the Fair Market Value of a specified number of shares of Common Stock. Any Incentive Award may be paid in the form of money or shares of Common Stock valued at their Fair Market Value on the payment date, or a combination of money and such shares, as the Committee may provide. Dividend Equivalents, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Stock Unit Awards are specific forms of Incentive Awards, but are not the only forms in which Incentive Awards may be made.
(b)    Any shares of Common Stock that are to be issued pursuant to an Incentive Award, and any money to be paid in respect of an Incentive Award, may be issued or paid to the Service Provider at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine when it grants the Award or at such other time as complies with Section 409A of the Code (if applicable). In the event that any such issuance or payment shall not be made to the Service Provider at the time an Incentive Award is granted, the Committee may but need not grant Dividend Equivalents in respect of the Award, or may provide that, until such shares are issued or money is paid in respect of the Award or until the Award is forfeited, and subject to such terms and conditions as the Committee may impose, the Award shall earn amounts equivalent to interest or another investment return specified by the Committee, which amounts may be paid as earned or deferred and reinvested, and which amounts may be paid either in money or shares of Common Stock, all as the Committee may provide when it grants the Award or at such other time as complies with Section 409A of the Code (if applicable).
(c)    Incentive Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued pursuant thereto in designated circumstances, as the Committee may determine when it grants the Award or at such other time as complies with Section 409A of the Code (if applicable); provided, however, that upon the issuance of shares pursuant to any such Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Award. In the case of a Restricted Stock Award, the recipient shall pay the par value of the shares to be issued pursuant to the Award unless such payment is not required by applicable law.

II.	Performance Share Awards and Performance Unit Awards

(a)    Subject to the terms and conditions of the Plan, the Committee may grant any Service Provider a Performance Share Award and/or a Performance Unit Award. The Committee may but need not provide that a specified portion of the Performance Share Award or Performance Unit Award will be earned if the specified performance goal applicable to the Award is partially attained.

(b)    Subject to Section 6(b) below, the specified performance goal applicable to a Performance Share Award or Performance Unit Award may but need not consist, without limitation, of any one or more of the following: completion of a specified period of employment with or other service that benefits the Company or a Subsidiary or an Allied Enterprise, achievement of financial or operational goals, and/or the occurrence of a specified circumstance or event. The performance goal applicable to Performance Share Awards and Performance Unit Awards, and the other terms and conditions of such awards, need not be the same for each award or each Service Provider to whom an award is granted. A Service Provider may (but need not) be granted Performance Share Awards and Performance Unit Awards each year, and the performance period applicable to any such Award may overlap with one or more years included in the performance period applicable to any earlier- or later-granted Award. Subject to Section 6(d) below, the Committee may retain discretion to adjust the determinations of the degree of attainment of the performance objectives applicable to Performance Share Awards and Performance Unit Awards.
(c)    Subject to Section 6(e) below, when it grants the Award or at such other time as complies with Section 409A of the Code (if applicable) the Committee may but need not provide that, if the Service Provider’s death or disability or another circumstance or event specified by the Committee occurs before the performance goal applicable to a Performance Share Award or Performance Unit Award is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Share Award or Performance Unit Award will be earned in whole or in part (as the Committee may specify).
(d)    The Committee may but need not provide for a Service Provider’s Performance Share Award or Performance Unit Award to be forfeited in whole or in part if such Participant’s employment by or other service that benefits the Company, a Subsidiary or an Allied Enterprise terminates for any reason before shares are issued or money is paid (as applicable) in full settlement of such Performance Share Award or Performance Unit Award.
(e)    Except as otherwise provided in the instrument evidencing a Performance Share Award or Performance Unit Award, Performance Share Awards and Performance Unit Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a Beneficiary.

III.    Dividend Equivalents. The Committee may grant any Service Provider the right to be paid, subject to such terms and conditions as the Committee may specify when it grants the right or at such other time as complies with Section 409A of the Code (if applicable), an amount of money equal to the dividends paid from time to time on a specified number of shares of Common Stock (which may but need not be based on the number of shares that are subject to another Award, including without limitation an Option or Stock Appreciation Rights, and whether or not such other Award is vested or exercisable). When it grants the right or at such other time as complies with Section 409A of the Code (if applicable), the Committee may provide for such amount of money to be paid on each date on which such dividends are paid or at a subsequent future time or times. If it is not paid on each such date, then, if so provided by the Committee when it grants the right or at such other time as complies with Section 409A of the Code (if applicable), and subject to such terms and conditions as the Committee may impose, until such money is paid or forfeited, it shall be credited to the Service Provider on the books of the Company and may earn amounts equivalent to interest or another investment return specified by the Committee, or may earn amounts equivalent to the dividends that would be paid on a number of shares of Common Stock having a Fair Market Value on its dividend payment date equal to such amount. Any such equivalent amounts may be paid as earned or may be deferred and reinvested until a future date or dates, as the Committee may specify when it grants the right or at such other time as complies with Section 409A of the Code (if applicable), provided that any dividends deemed reinvested in shares of Common Stock shall be deemed reinvested at Fair Market Value on the applicable dividend payment date. Dividend Equivalents may be paid in the form of money or shares of Common Stock based on their Fair Market Value on the payment date, or in a combination of money and such shares, as the Committee may provide. Any shares of Common Stock issued in payment of Dividend Equivalents shall be charged against the maximum aggregate number of shares which may be issued pursuant to Awards under Section 4(a)(i) above.

6.	Performance Measures and Other Provisions Applicable to Performance-Based Compensation Awards

(a)Awards that the Committee intends to qualify as Performance-Based Compensation shall be granted and administered in a manner that will enable such Awards to qualify as Performance-Based Compensation.

(b)The performance goal applicable to any Award (other than an Appreciation-Only Award) that the Committee intends to qualify as Performance-Based Compensation shall be based on a relative comparison of entity performance to the performance of a comparator group, index or other external measure, targeted levels of, targeted levels of return on, or targeted levels of growth for, without limitation, any one or more of the following performance measures on a consolidated Company, consolidated group, Subsidiary, segment, business unit or divisional level, as the Committee may specify: earnings per share; earnings before taxes;

earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net income; operating income; performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax); gross margin; operating margin; improvement in or attainment of expense levels; cost reduction; debt reduction; revenue; working capital; total assets; net assets; stockholders’ equity; debt to capital; cash flow; return on equity; return on capital; ratio of operating earnings to capital spending; internal rate of return; liquidity measurements; leverage; financing and other capital raising transactions; cost of capital; customer satisfaction; employee satisfaction; customer growth; attainment of strategic or operating initiatives; operating efficiencies; comparison with various stock market indices; stock price; market share; and total shareholder return. When it grants the Award or at such other time as complies with Section 162(m) and, if applicable, Section 409A of the Code, the Committee shall select the performance measure or measures on which the performance goal applicable to any such Award shall be based and shall establish the levels of performance at which such Award is to be earned in whole or in part. Any such performance measure or combination of such performance measures may apply to the Service Provider’s Award in its entirety or to any designated portion or portions of the Award, as the Committee may specify.

Prior to the end of the applicable time for establishing performance goals for an Award to which this Subsection 6(b) applies, the Committee, in its sole discretion, may specify that the foregoing performance goals shall (i) be determined in accordance with generally accepted accounting principles (“GAAP”) or on a non-GAAP basis; (ii) measure the performance of the Company as a whole or any Subsidiary, business unit, division, or segment of the Company, or any combination thereof; (iii) reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group, index, or other external measure; and (iv) include or exclude (or be adjusted to include or exclude) extraordinary items, the impact of charges for restructurings or productivity initiatives, non-operating items, discontinued operations and other unusual and non-recurring items, the effects of currency fluctuations, the effects of financing activities (by way of example, without limitation, the effect on earnings per share of issuing convertible debt securities), the effects of acquisitions and acquisition expenses, the effects of divesture and divesture expenses, and the effects of tax or accounting changes. However, notwithstanding the preceding sentence, unless the Committee determines otherwise either at the time it establishes the performance goals for an Award or prior to the payment of an Award, if any of the items referenced in clause (iv) of the preceding sentence occurs, then such item shall be automatically excluded or included in determining the extent to which the performance goal has been achieved, whichever will produce the higher Award (subject to any exercise of “negative discretion” by the Committee).

(c)Any provision of the Plan to the contrary notwithstanding, but subject to Section 6(e), Section 9 and Section 10 below, Awards to which Section 6(b) above applies shall (i) “be paid solely on account of the attainment of one or more preestablished, objective performance goals” (within the meaning of Treasury Regulation 1.162-27(e)(2) or its successor) over a period of one year or longer, which performance goals shall be based upon one or more of the performance measures set forth in Section 6(b) above, and (ii) be subject to such other terms and conditions as the Committee may impose when it grants the Award or at such other time as complies with Section 162(m) and, if applicable, Section 409A of the Code.

(d)The terms of the performance goal applicable to any Award to which Section 6(b) above applies shall preclude discretion to increase the amount of compensation that would otherwise be due upon attainment of the goal.

(e)An Award to which Section 6(b) above applies may be earned in whole or in part if the Service Provider’s death or disability or a Change in Control or another circumstance or event specified by the Committee occurs before the performance goal applicable to the Award is attained, and irrespective of whether the performance goal applicable to the Award is thereafter attained, but only if and to the extent that (i) the Committee so provides with respect to such Award when it grants the Award or at such other time as complies with Section 162(m) and, if applicable, Section 409A of the Code, and (ii) the Award will nevertheless qualify as Performance-Based Compensation if the performance goal applicable to such Award is attained and the Service Provider’s death or disability, a Change in Control or any such other circumstance or event specified by the Committee does not occur.

7.Options. Except as otherwise provided in Section 13(e), Options shall be subject to the following provisions and such other terms and conditions, consistent with the following provisions, as the Committee may provide in the instrument evidencing the Options:
(a)Subject to the provisions of Section 10, the purchase price per share shall be, in the case of an Incentive Stock Option, not less than 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted (or in the case of any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of a share of Common Stock on the date the Incentive

Stock Option is granted) and, in the case of a Non-Statutory Stock Option, not less than the par value of a share of Common Stock on the date the Non-Statutory Stock Option is granted. Subject to the foregoing limitations, the purchase price per share may, if the Committee so provides at the time of grant of an Option, be indexed to the increase or decrease in an index specified by the Committee. Notwithstanding any provision of the Plan to the contrary, in the case of any Option that the Committee intends when it grants the Option to be an option that “does not provide for a deferral of compensation” within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(A), the exercise price shall never be less than 100% of the Fair Market Value of the underlying stock (disregarding lapse restrictions as defined in Treasury Regulation section 1.83-3(i)) on the date the Option is granted within the meaning of Treasury Regulation section 1.409A-1(b)(vi)(B), and the number of shares subject to the Option shall be fixed on the original date of grant of the Option.

(b)The purchase price of shares subject to an Option may be paid in whole or in part (i) in money, (ii) by bank-certified, cashier's or personal check subject to collection, (iii) if so provided in the Option and subject to Section 402 of the Sarbanes- Oxley Act of 2002 as amended from time to time and subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, (iv) if so provided in the Option and subject to such terms and conditions as may be specified in the Option, in shares of Common Stock which have been owned by the optionee for at least six months or which were acquired on the open market and which are surrendered to the Company actually or by attestation, or (v) if so provided in the Option and subject to such terms and conditions as may be specified in the Option, by electing to have the Company retain some of the shares of Common Stock that would otherwise be issued pursuant to the Option exercise. Any shares of Common Stock thus surrendered to or retained by the Company shall be valued at their Fair Market Value on the date of exercise. If so provided in the Option and subject to such terms and conditions as are specified in the Option, in lieu of the foregoing methods of payment, any portion of the purchase price of the shares to be issued may be paid by a promissory note secured by a pledge of the purchased shares in such form and containing such provisions (which may but need not provide for interest and for payment of the note at the election of the Service Provider in money or in shares of Common Stock or other property surrendered to the Company) as the Committee may approve; provided that (A) payment by promissory note may be made only if and to the extent that the General Counsel determines that it is permissible under the Delaware General Corporation Law and Section 402 of the Sarbanes-Oxley Act of 2002 as amended from time to time, and (B) if the Committee permits any such note to be paid by surrender of shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of such surrender, and (C) if the Committee permits any such note to be paid by surrender of other property, such other property shall be valued at its fair market value on any reasonable basis established or approved by the Committee, and (D) in the case of an Incentive Stock Option and any Option that the Committee intends when it grants the Option to be an option that “does not provide for a deferral of compensation” within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(A), any such note shall bear interest at the minimum rate required to avoid imputation of interest under federal income tax laws applicable at the time of exercise and (E) any such note shall mature in ten years or such lesser period as may be specified by the Committee.
(c)Options may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Option is granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this Section 7, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine when it grants the Option or at such other time as may be permissible under Section 409A of the Code (if applicable). Without limiting the foregoing, an Option may (but need not) provide by its terms that it will become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more performance objectives specified therein, or that it will become exercisable only if one or more performance goals specified therein are achieved. The Committee may at any time accelerate the date on which an Option that “does not provide for a deferral of compensation” within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(A) becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the instrument evidencing the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

(d)Subject to Section 13(a) below, each Option shall be exercisable during the life of the optionee only by him or his guardian or legal representative, and after death only by his Beneficiary. Notwithstanding any other provision of this Plan,
(i) no Option shall be exercisable after the tenth anniversary of the date on which the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. If an Option is granted for a term of less than ten years, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth anniversary of the date on which the Option was granted, and no additional consideration need be received by the Company in exchange for such extension; provided that the Committee may not extend the term of an Option pursuant to this sentence if doing so would constitute an “extension” of the Option within the meaning of Treasury Regulation section 1.409A-1(b)(5)(v)(C). Subject to the foregoing provisions of this
Section 7(d) and any applicable provisions of Section 409A of the Code, the Committee may but need not provide for an Option to be exercisable after termination of the Service Provider’s employment or other service for any period and subject to any terms and conditions that the Committee may determine.
(e)An Option may, but need not, be an Incentive Stock Option; provided that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 unless the Code is amended to allow a higher dollar amount.
(f)Shares purchased pursuant to the exercise of an Option shall be issued to the person exercising the Option when the Option is properly exercised. No person exercising an Option shall acquire any rights of a shareholder unless and until the shares purchased pursuant to the exercise of the Option are issued to him. If so provided in the instrument evidencing the Option, the shares issued pursuant to the exercise of the Option may be non-transferable and forfeitable to the Company in designated circumstances and for specified periods of time.

(g)	[RESERVED]

(h)The Committee shall not have the authority to reduce the purchase price of shares under outstanding Options, except as permitted by Section 10 below (relating to adjustments for changes in capitalization and similar adjustments). If the Committee grants an Option under which the purchase price of the optioned shares is indexed to the increase or decrease in a specified index, as permitted by Section 7(a) above, a reduction in the purchase price resulting from a decrease in the index shall not be deemed to violate the first sentence of this Section 7(h).
(i)No Employee shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4) or a successor thereto) during the six months after the Employee’s receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code Sections 414(b), (c), (m) or (o) containing a cash or deferred arrangement under Section 401(k) of the Code. The preceding sentence shall not apply if and to the extent that the General Counsel determines it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.
(j)No option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval the General Counsel may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the General Counsel.

(k)An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the designated representative of the Company on a properly completed form approved for this purpose by the Committee, accompanied by full payment of the Option exercise price in one or more of the forms authorized in the instrument evidencing such Option and described in Section 7(b) above for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share unless the instrument evidencing such Option expressly provides otherwise.

8.Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the Plan, as shall from time to time be determined by the Committee and to the following terms and conditions:
(a)Stock Appreciation Rights that are granted under the Plan may be linked to all or any part of an Option (“Linked Stock

Appreciation Rights”), or may be granted without any linkage to an Option (“Free-Standing Stock Appreciation Rights”). Linked Stock Appreciation Rights may be granted on the date of grant of the related Option or on any date thereafter, as the Committee may determine. The exercise price of Stock Appreciation Rights, the number of Stock Appreciation Rights granted, and, in the case of Linked Stock Appreciation Rights, whether the Stock Appreciation Rights are being granted as an alternative or a supplement to the Option to which they are linked, shall be determined on the date of grant of the Stock Appreciation Rights (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(B).
(b)Linked Stock Appreciation Rights may be granted either as an alternative or a supplement to the Option to which they are linked (the “related” Option), provided that Linked Stock Appreciation Rights may not be granted as a supplement to an Option that the Committee intends when it grants the Option to be an option that “does not provide for a deferral of compensation” within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(A). Linked Stock Appreciation Rights that are granted as an alternative to the related Option may only be exercised when the related Option is exercisable, and at no time may a number of such Linked Stock Appreciation Rights be exercised that exceeds the number of shares with respect to which the related Option is then exercisable. Upon exercise of Linked Stock Appreciation Rights that are granted as an alternative to an Option, the holder shall be entitled to receive the amount determined pursuant to Section 8(e) below. Exercise of each such Linked Stock Appreciation Right shall cancel the related Option with respect to one share of Common Stock purchaseable under the Option. Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall entitle the holder to receive the amount determined pursuant to Section 8(e) below if and when the holder purchases shares under the related Option or at any subsequent time specified in the instrument evidencing such Stock Appreciation Rights.
(c)Stock Appreciation Rights may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Stock Appreciation Rights are granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this Section 8, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine when it grants the Stock Appreciation Rights or at such other time as may be permissible under Section 409A of the Code (if applicable). Without limiting the foregoing, Stock Appreciation Rights may (but need not) provide by their terms that they will become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more specified performance objectives, or that they will become exercisable only if one or more specified performance goals are achieved. The Committee may at any time accelerate the date on which Stock Appreciation Rights that ‘do not provide for a deferral of compensation’ within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(B) become exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Plan or the instrument evidencing the Stock Appreciation Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate.
(d)No Free-Standing Stock Appreciation Rights or Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall be exercisable after the tenth anniversary of the date on which the Stock Appreciation Rights were granted, and no Linked Stock Appreciation Rights that are granted as an alternative to the related Option shall be exercisable after the related Option ceases to be exercisable. If the Committee grants Stock Appreciation Rights for a lesser term than that permitted by the preceding sentence, the Committee may, at any time prior to expiration of the Stock Appreciation Rights, extend their term to the maximum term permitted by the preceding sentence, and no additional consideration need be received by the Company in exchange for such extension; provided that the Committee may not extend the term of Stock Appreciation Rights pursuant to this sentence if doing so would constitute an “extension” of the Stock Appreciation Rights within the meaning of Treasury Regulation section 1.409A-1(b)(5)(v)(C). Subject to the foregoing provisions of this
Section 8(d) and any applicable provisions of Section 409A of the Code, the Committee may but need not provide for Stock Appreciation Rights to be exercisable after termination of the Service Provider’s employment or other service for any period and subject to any terms and conditions that the Committee may determine.
(e)Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive an amount of money, or a number shares of Common Stock that have a Fair Market Value on the date of exercise of such Stock Appreciation Rights, or a combination of money and shares valued at Fair Market Value on such date, as the Committee may determine, equal to the amount by which the Fair Market Value of a share of Common Stock on the date of such exercise exceeds the Exercise Price (as hereafter defined) of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided that in no event shall a fractional share be issued unless the instrument evidencing such Stock Appreciation Rights expressly provides otherwise. In the case of Linked Stock Appreciation Rights that are granted as an alternative to the related Option, the Exercise Price shall be the price at which shares may be purchased under the related Option; provided that, in the case of any such Stock Appreciation Rights that the Committee intends when it grants the Stock Appreciation Rights to be stock appreciation rights that ‘do not provide for a deferral of compensation’ within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(B), the Exercise Price shall never be less than the fair market value of the underlying stock (disregarding lapse restrictions as defined in Treasury Regulation section 1.83-3(i)) on the date the rights are granted, within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(B)(2). In the case of Linked Stock Appreciation Rights that are granted as a supplement to the related Option, and in the case of Free-Standing Stock Appreciation Rights, the Exercise Price shall be the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights are granted, unless the Committee specifies a different price when the Stock Appreciation Rights are granted (which shall not be less than the par value of the Common Stock and which may be indexed to the increase or decrease in an index specified by the Committee); provided that, in the case of any such Stock Appreciation Rights that the Committee intends when it grants the Stock Appreciation Rights to be stock appreciation rights that ‘do not provide for a deferral of compensation’ within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(B), the Exercise Price shall never be less than the fair market value of the underlying stock (disregarding lapse restrictions as defined in Treasury Regulation section 1.83-3(i)) on the date the rights are granted, within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(B)(2). When the Committee grants Stock Appreciation Rights other than Stock Appreciation Rights that the Committee intends to be stock appreciation rights that ‘do not provide for a deferral of compensation’ within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(B), the Committee may provide that, notwithstanding the foregoing, upon exercise of the Stock Appreciation Rights at any time during a period commencing on the third business day following the date of release for publication of any annual or quarterly summary statements of the Company’s sales and earnings and ending on the twelfth business day following such date (a “Window Period”), or during the thirty-day period following a Change in Control (a “Change in Control Period”), including, without limitation, upon exercise of Stock Appreciation Rights which expire before the end of the Window Period or Change in Control Period in which they are exercised (“Expiring Stock Appreciation Rights”), the amount of money or shares which a Section 16 Person shall be entitled to receive in settlement of such exercise shall equal the amount by which the highest Fair Market Value of Common Stock during such Window Period or such Change in Control Period (or, in the case of Expiring Stock Appreciation Rights, the highest Fair Market Value of Common Stock during the portion of such Window Period or Change in Control Period that precedes the expiration of such Stock Appreciation Rights) exceeds the Exercise Price of the Stock Appreciation Rights multiplied by the number of Stock Appreciation Rights exercised but, in the case of Stock Appreciation Rights that relate to an Incentive Stock Option, not in excess of the maximum amount that may be paid under Code
Section 422 without disqualifying such Option as an incentive stock option as defined in that Code section. For the avoidance of doubt, the preceding sentence shall not apply to Stock Appreciation Rights that the Committee intends when it grants the Stock Appreciation Rights to be stock appreciation rights that ‘do not provide for a deferral of compensation’ within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(B).
(f)Subject to Section 4(e) above, (i) the limitations set forth in Section 4(a)(i) above shall be charged only for the number of shares which are actually issued in settlement of Stock Appreciation Rights; and (ii) in the case of an exercise of Linked Stock Appreciation Rights that were granted as an alternative to the related Option, if the number of shares of Common Stock previously charged against such limitations on account of the portion of the Option that is cancelled in connection with such exercise in accordance with Section 8(b) exceeds the number of shares (if any) actually issued pursuant to such exercise, the excess may be added back to the maximum aggregate number of shares available for issuance under the Plan.
(g)Subject to Section 13(a) below, Stock Appreciation Rights shall be exercisable during the life of the Service Provider only by him or his guardian or legal representative, and after death only by his Beneficiary.
(h)The Committee shall not have the authority to reduce the exercise price of outstanding Stock Appreciation Rights, except as permitted by Section 10 below (relating to adjustments for changes in capitalization and similar adjustments). If the Committee grants Stock Appreciation Rights the exercise price of which is indexed to the increase or decrease in a specified index, as permitted by Section 8(e) above, a reduction in the exercise price resulting from a decrease in the index shall not be deemed to violate the first sentence of this Section 8(h).

9.	Certain Change in Control, Termination of Service, Death and Disability Provisions.

(a)Notwithstanding any provision of the Plan to the contrary, unless the instrument evidencing an Award provides otherwise,
(i) any Award which is outstanding but not yet fully exercisable, vested, earned or payable at the time of a Change in Control shall become fully exercisable, vested, earned and payable at that time; provided that (A) in lieu of becoming exercisable or payable at the time of a Change in Control in accordance with the preceding provisions of this clause (i), any such Award that constitutes deferred compensation that is subject to Section 409A of the Code shall become exercisable or payable when a “change in control event” occurs with respect to the participant (within the meaning of Treasury Regulation section 1.409A-3(i)(5)(i) & (ii)) on or after the date on which a Change in Control occurs, and (B) if such Change in Control occurs less than six months after the date on which such Award was granted and if the consideration for which such Award was granted consisted in whole or in part of future services, then (I) if such Award does not constitute deferred compensation that is subject to Section 409A of the Code, such Award shall become fully exercisable, vested, earned and payable at the time of such Change in Control only if the participant agrees in writing (if requested to do so by the Committee in writing before such Change in Control) to remain in the employment or other applicable service that benefits the Company or a Subsidiary or an Allied Enterprise, at least through the date which is six months after the date such Award was granted, with substantially the same title, duties, authority, reporting relationships, compensation and indemnification as on the day immediately preceding the Change in Control, and (II) if such Award constitutes deferred compensation that is subject to Section 409A of the Code, such Award shall become vested and earned at the time of such Change in Control only if the participant agrees in writing (if requested to do so by the Committee in writing before such Change in Control) to remain in the employment or other applicable service that benefits the Company or a Subsidiary or an Allied Enterprise, at least through the date which is six months after the date such Award was granted, with substantially the same title, duties, authority, reporting relationships, compensation and indemnification as on the day immediately preceding the Change in Control; and (ii) any Option or Stock Appreciation Right that does not provide for a deferral of compensation within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(A) or (B) and which is outstanding at the time of a Change in Control shall remain exercisable for the full balance of its 10 year (or lesser) term, irrespective of any provision that would otherwise cause such Option or Stock Appreciation Right to terminate sooner.

(b)Subject to Section 9(a) above, the Committee may at any time, and subject to such terms and conditions as it may impose:
(i)    authorize the holder of an Option or Stock Appreciation Rights to exercise the Option or Stock Appreciation Rights following the termination of the participant’s employment or other applicable service that benefits the Company or a Subsidiary or an Allied Enterprise, or following the participant’s death or disability, whether or not the Option or Stock Appreciation Rights would otherwise be exercisable following such event, provided that in no event may an Option or Stock Appreciation Rights be exercised after the expiration of their term;

(ii)	grant Options and Stock Appreciation Rights which become exercisable only in the event of a Change in Control;

(iii)    provide for Stock Appreciation Rights to be exercised automatically and only for money in the event of a Change in Control;
(iv)    authorize any Award to become non-forfeitable, fully earned and payable following (A) the termination of the Service Provider’s employment with or other applicable service that benefits the Company or a Subsidiary or an Allied Enterprise, or
(B) the Service Provider’s death or disability, whether or not the Award would otherwise become non-forfeitable, fully earned and payable following such event;

(v)	grant Awards which become non-forfeitable, fully earned and payable only in the event of a Change in Control; and

(vi)    provide in advance or at the time of a Change in Control for money to be paid in settlement of any Award in the event of a Change in Control, either at the election of the participant or at the election of the Committee;

provided that the authority conferred upon the Committee by the foregoing provisions of this Section 9(b) may not be exercised
(A) with respect to an Option or Stock Appreciation Right that the Committee intends when the Option or Stock Appreciation Right is granted to qualify as an Option or Stock Appreciation Right that “does not provide for a deferral of compensation” within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(A) or 1.409A-1(b)(5)(i)(B), if and to the extent that such exercise of authority would cause the Option or Stock Appreciation Right to fail to qualify as such, or (B) if such exercise of authority would constitute an acceleration or deferral of compensation that violates Section 409A of the Code or would otherwise violate Section 409A of the Code, or (C) with respect to any Award that is intended to qualify for an exclusion from Section 409A of the Code, if the exercise of such authority would prevent the Award from so qualifying.

10.Adjustment Provisions. In the event that any recapitalization, or reclassification, split-up, reverse split, or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a spin-off or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur, (a) the maximum aggregate number and class of shares or other securities or property that may be issued in accordance with Section 4(a)(i) above pursuant to (i) Awards thereafter granted, and (ii) Awards thereafter granted that are not Appreciation-Only Awards, (b) the maximum number and class of shares or other securities or property with respect to which Options or Stock Appreciation Rights, or Awards other than Appreciation-Only Awards and Dollar- Denominated Awards, may be granted during any calendar year to any Employee or other Service Provider pursuant to
Section 4(a)(ii) or 4(a)(iii) above, (c) the number and class of shares or other securities or property that may be issued under outstanding Awards, (d) the exercise price or purchase price to be paid per share under outstanding and future Awards, and (e) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued pursuant to Awards which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted; provided that with respect to Incentive Stock Options any such adjustments shall comply with Sections 422 and 424 of the Code, and, provided further, that no such adjustments may be made to an Option or Stock Appreciation Right that the Committee intends when it grants the Option or Stock Appreciation Right to qualify as an Option or Stock Appreciation Right that “does not provide for a deferral of compensation” within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(A) or 1.409A-1(b)(5)(i)(B), that would cause the Option or Stock Appreciation Right to fail to qualify as such, and, provided further, that no such adjustments may be made to an Award that would prevent any amount payable thereunder that constitutes deferred compensation that is subject to Section 409A of the Code or that is intended to qualify as a short-term deferral under Treasury Regulation section 1.409A-1(b)(4) from being objectively determinable under a nondiscretionary formula for purposes of Treasury Regulation section 1.409A-2(b)(2)(i) and, if applicable, Treasury Regulation section 1.409A-3(i)(1).

11.Effective Date and Duration of Plan; Effect on Prior Plans. The Plan shall become effective on the Effective Date. No awards shall be granted under the Prior Plan or the Prior Program on or after the Effective Date, except for awards, if any, that the Company is contractually obligated to grant under the Prior Plan or the Prior Program on or after the Effective Date pursuant to agreements in force prior to the Effective Date which are not amended to provide for the awards to be granted under the Plan. If the Plan is not approved by shareholders of the Company, the Plan (including the preceding sentence) shall be null, void and of no force or effect. If the Plan is approved by shareholders of the Company, Awards may be granted within ten years after the Effective Date, but not thereafter. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

12.	Administration.

(a)The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board. No person shall be appointed to or shall serve as a member of such committee unless at the time of such appointment and service he shall be an “independent director” as defined in applicable rules or listing standards of the New York Stock Exchange and a “non-employee director” as defined in SEC Rule 16b-3. Unless the Board determines otherwise, such committee shall also be comprised solely of “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulation Section 1.162-27(e)(3). Notwithstanding the foregoing, if and to the maximum extent permissible under applicable laws and regulations, including in particular but not limited to Sections 141(c) and 157(c) of the General Corporation Law of Delaware, and applicable rules or listing standards of the New York Stock Exchange, any or all of the authority and responsibility of the Committee under the Plan may be exercised with respect to Service Providers who at the time any such authority or responsibility is exercised are not and have never been (i) Section 16 Persons, or (ii) “covered employees” within the meaning of Section 162(m)(3) of the Code, by (A) another committee of the Board to which the Board delegates such authority or responsibility, the members of which committee may be officers or employees of the Company and need not be “independent directors”, “non-employee directors” or “outside directors” referred to above, or (B) a Chief Executive Officer of the Company and/or a chairperson of the Committee to whom the Board or the Committee delegates such authority or responsibility. To the extent that the Board or the Committee (as applicable) delegates the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be deemed to refer to the committee to which, or the person to whom, such authority and responsibility is so delegated.

(b)The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee shall, subject to the provisions of the Plan, have full power and discretion to interpret, administer and construe the Plan and full authority to make all determinations and decisions thereunder including without limitation the authority and discretion to
(i)determine the persons who are Service Providers and select the Service Providers who are to participate in the Plan,
(ii)determine when Awards shall be granted, (iii) determine the number of shares and/or amount of money to be made subject to each Award, (iv) determine the type of Award to grant, (v) determine the terms and conditions of each Award, including the exercise price, in the case of an Option or Stock Appreciation Rights, and whether specific Awards shall be linked to one another and if so whether they shall be alternative to or supplement one another, (vi) make any adjustments pursuant to Section 10 of the Plan, and (vii) determine whether or not a specific Award is intended to qualify as Performance-Based Compensation. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer performance goals applicable to Awards, and the authority to certify that such performance goals are attained, within the meaning of Treasury Regulation Section 1.162-27(c)(4). The interpretation by the Committee of the terms and provisions of the Plan and any instrument issued thereunder, and its administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, Allied Enterprises, all participants and Service Providers, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

(c)Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

13.	General Provisions.

(a)No Award, including without limitation any Option or Stock Appreciation Rights, shall be transferable by the Service Provider or other rightful holder of such Award other than by will or the laws of descent and distribution or to a Beneficiary. The preceding sentence and any other provision of the Plan to the contrary notwithstanding, the Committee may (but need not) permit a Service Provider to transfer any Non-Statutory Stock Option or Stock Appreciation Right that “does not provide for a deferral of compensation” within the meaning of Treasury Regulation section 1.409A-1(b)(5)(i)(A) or 1.409A-1(b)(5)(i)(B), other than a Non- Statutory Stock Option or Stock Appreciation Right that is linked to an Incentive Stock Option, during his lifetime to such other persons and such entities and on such terms and subject to such conditions as the Committee may provide in the written instrument documenting such Non-Statutory Stock Option or Stock Appreciation Right; provided that such transfer would not cause such Non-Statutory Stock Option or Stock Appreciation Right to fail to qualify as a Non-Statutory Stock Option or Stock Appreciation Right that “does not provide for a deferral of compensation” within the meaning of Treasury Regulation section
1.409A-1(b)(5)(i)(A) or 1.409A-1(b)(5)(i)(B).

(b)Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company or a Subsidiary or an Allied Enterprise, or shall affect the right of the Company or a Subsidiary or any Allied Enterprise to terminate the employment or other service of any person at any time with or without cause or assigning a reason therefor.

(c)No shares of Common Stock shall be issued or transferred pursuant to an Award unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the General Counsel, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the General Counsel may deem necessary or desirable to assure compliance with all applicable legal requirements.

(d)No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock (i) issued or transferred to, or acquired by, a trust or other legal entity pursuant to the next sentence of this Section 13(d), (ii) allocated, or (iii) reserved for the purposes of this Plan, or subject to any Award, except as to such shares of Common Stock, if any, as shall have been issued to him. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a Change in Control) for a number of shares of Common Stock, equal to the number of such shares subject to Awards then outstanding, to be issued or transferred to, or acquired by, a trust (which may but need not be a grantor trust) or other legal entity for the purpose of satisfying the Company’s obligations under such Awards, and, unless prohibited by applicable law, such shares held in trust or in such other legal entity shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the Awards to which such shares relate shall not have been exercised or may not be exercisable or vested at that time.

(e)In the event the laws of a foreign country, in which the Company or a Subsidiary or any Allied Enterprise has Service Providers, prescribe certain requirements for stock incentives to qualify for advantageous tax treatment under the laws of that country (including, without limitation, laws establishing options analogous to Incentive Stock Options), the Board of Directors, may restate, in whole or in part, this Plan and may include in such restatement additional provisions for the purpose of qualifying the restated plan and stock incentives granted thereunder under such laws; provided, however, that (i) the terms and conditions of a stock incentive granted under such restated plan may not be more favorable to the recipient than would be permitted if such stock incentive had been granted under the Plan as herein set forth, (ii) all shares allocated to or utilized for the purposes of such restated plan shall be subject to the limitations of Section 4, and (iii) the provisions of the restated plan may give the Board less but not more discretion to amend or terminate such restated plan than is provided with respect to this Plan by the provisions of Section 14 hereof.

(f)The Company and its Subsidiaries and any Allied Enterprises may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with any Award. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with any Award or the grant, exercise, vesting, distribution or payment of any Award, up to the minimum required federal, state and local withholding taxes, including payroll taxes, to be satisfied in whole or in part, with or without the consent of the Service Provider or other rightful holder of the Award, by having the Company withhold all or any part of the shares of Common Stock that vest or would otherwise be issued or distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

(g)Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers, employees, consultants or Service Providers generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan. A Service Provider may be granted an Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

(h)The Company’s obligation to issue shares of Common Stock or to pay money in respect of any Award shall be subject to the condition that such issuance or payment would not impair the Company’s capital or constitute a breach of or cause the Company to be in violation of any covenant, warranty or representation made by the Company in any credit agreement to which the Company is a party before the date of grant of such Award.

(i)By accepting any benefits under the Plan, each Service Provider, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board of Directors and the Committee.

(j)The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought. A Service Provider’s acceptance of any Award shall constitute his irrevocable and unconditional waiver of the right to a jury trial in any action or proceeding concerning the Award, the Plan or any rights or obligations of the Service Provider or the Company under or with respect to the Award or the Plan.

(k)The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

14.	Amendment and Termination. Subject to any applicable shareholder approval requirements of Delaware or federal law,

the New York Stock Exchange or the Code, the Plan may be amended by the Board of Directors at any time and in any respect, including without limitation to permit or facilitate qualification of Options theretofore or thereafter granted (a) as Incentive Stock Options under the Code, or (b) for such other special tax treatment as may be enacted on or after the date on which the Plan is approved by the Board, provided that, without stockholder approval, no amendment shall increase the aggregate number of shares which may be issued under the Plan, or shall permit the exercise price of outstanding Options or Stock Appreciation Rights to be reduced, except as permitted by Section 7(h), Section 8(h) and Section 10 hereof. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.

15.	Code Section 409A Provisions.

(a)Notwithstanding any provision of this Plan to the contrary, (i) no “distributions” (within the meaning of Treasury Regulation section 1.409A-1(c)(3)(v)) of deferred compensation that is subject to Section 409A of the Code may be made pursuant to this Plan to a “specified employee” (within the meaning of Treasury Regulation section 1.409A-1(i)) (“Specified Employee”) due to a separation from service as defined in Treasury Regulation section 1.409A-1(h) (“Separation from Service”) before the date that is six months after the date of such Specified Employee’s Separation from Service (or, if earlier than the end of the six month period, the date of his or her death); and (ii) any distribution that, but for the preceding clause (i), would be made before the date that is six months after the date of the Specified Employee’s Separation from Service shall be paid on the first day of the seventh month following the date of his or her Separation from Service (or, if earlier, within 14 days after the date of his or her death). For the avoidance of doubt, the preceding sentence shall apply to any amount or benefit (and only to any amount or benefit) to be paid or provided pursuant to this Plan to which Code Section 409A(a)(2)(B)(i) (relating to Specified Employees) applies, and shall not apply to any amount or benefit to be paid or provided pursuant to this Plan if and to the extent that such amount or benefit is not subject to Section 409A of the Code for any reason, including, without limitation, Treasury Regulation section 1.409A-1(a)(5) (relating to welfare benefit plans), Treasury Regulation section 1.409A-1(b)(4) (relating to short-term deferrals), Treasury Regulation section 1.409A-1(b)(9) (relating to separation pay plans), or the “grandfather” rules incorporated in Treasury Regulation section 1.409A-6.

(b)If at any time during the 12-month period ending on any “specified employee identification date”, which shall be December 31, a person who participates in or has any legally binding right, contingent or otherwise, under this Plan (a “Participant”), is in Salary Grade 20 or above or meets the requirements of Code section 416(i)(1)(A)(ii) or (iii) (applied in accordance with the Treasury Regulations thereunder and disregarding Code section 416(i)(5)), then the Participant shall be treated as a Specified Employee for purposes of Section 15(a) above for the entire 12-month period beginning on the “specified employee effective date”, which shall be the January 1 that immediately follows such specified employee identification date, unless the Board of Directors or the Committee at any time prescribes a different method of identifying service providers who will be subject to the six month delay required by Section 409A(a)(2)(B)(i) of the Code (the “Six Month Delay”) in accordance with Treasury Regulation section 1.409A-1(i) or the transition rules and official guidance under Code Section 409A (a “Different
Identification Method”) or elects a different specified employee identification date or specified employee effective date or makes any other election that may be made in accordance with Treasury Regulation section 1.409A-1(i) or the transition rules and official guidance under Code Section 409A (a “Different Election”), in which case whether the Participant shall be treated as a Specified Employee shall be determined in accordance with any such Different Identification Method so prescribed and any such Different Election so made by the Board or Committee. By participating or continuing to participate in this Plan or accepting any legally binding right under this Plan, the Participant irrevocably (i) consents to any such Different Identification Method that the Board or Committee may prescribe at any time and any such Different Election that the Board or Committee may make at any time for purposes of identifying the service providers who will be subject to the Six Month Delay with respect to payments under this Plan, and (ii) agrees that the Participant’s consent to any such Different Identification Method or Different Election shall be as effective as if such Different Identification Method or Different Election were fully set forth herein, and (iii) waives any right he or she may have to consent to the Different Identification Method or Different Election in question if for any reason the Participant’s consent to such Different Identification Method or Different Election is not legally effective.

(c)If a Participant has any right under this Plan to “a series of installment payments that is not a life annuity” (within the meaning of Treasury Regulation section 1.409A-2(b)(2)(iii)), then such right shall be treated as a right to a series of separate payments within the meaning of Treasury Regulation section 1.409A-2(b)(2)(iii), in order to maximize the payments (if any) that may be excluded from Section 409A of the Code pursuant to Treasury Regulation section 1.409A-1(b)(4) (relating to short-term deferrals) or Treasury Regulation section 1.409A-1(b)(9)(iii) (relating to payments due to involuntary separation from service or participation in a window program).

(d)	Any compensation that may be paid or provided pursuant to this Plan is intended to qualify for an exclusion from
Section 409A of the Code or to comply with Section 409A of the Code, so that none of such compensation will be includible in the Participant’s federal gross income pursuant to Section 409A(a)(1)(A) of the Code. This Plan shall be administered, interpreted and construed to carry out such intention, and any provision of this Plan that cannot be so administered, interpreted and construed shall to that extent be disregarded. However, the Company does not represent, warrant or guarantee that any compensation that may be paid or provided pursuant to this Plan will not be includible in the Participant’s federal gross income pursuant to
Section 409A(a)(1)(A) of the Code, nor does the Company make any other representation, warranty or guaranty to the Participant as to the tax consequences of this Plan or of participation in this Plan.

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